UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

  FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 25, 2011

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15339 (Commission file number)	52-2183153 (IRS employer identification number)

1818 Market Street, Suite 3700, Philadelphia, Pennsylvania 199 Benson Road, Middlebury, Connecticut (Address of principal executive offices)		19103 06749 (Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On February 25, 2011, Chemtura Corporation (“Chemtura”) implemented changes to the compensation for the non-employee members of its board of directors.  The annual pay package for the non-employee directors is designed to attract and retain highly-qualified, independent professionals to represent Chemtura’s shareholders, and to ensure alignment with shareholders’ interests. The Compensation Committee reviewed the director compensation program with Pearl Meyer & Partners, the independent compensation consultant, including the competitiveness and appropriateness of the program.

Compensation for each non-employee director will remain the same for the 2011 fiscal year, except: (1) each non-employee director will again receive an annual grant of equity equal to $90,000 (such amount was paid in cash during the Chapter 11 restructuring process) and (2) the lead director will receive an additional fee of $30,000 per year (rather than the $25,000 fee received in 2010).  The 2011 annual grant of equity will be in the form of unrestricted stock, and the number of shares will be based on the closing price of our common stock on the date of grant.  For additional information about the director compensation program, see the Annual Report on Form 10-K/A filed by Chemtura with the Securities and Exchange Commission on April 29, 2010.

In order to create further alignment between our non-employee directors and our shareholders, on February 25, 2011, each non-employee director received a one-time equity grant of 12,639 restricted stock units (“RSUs”):  50% of the RSUs will vest on the first anniversary of the grant and 50% on the second anniversary of the grant.

Signatures

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)

By:	/s/ Billie S. Flaherty
Name:	Billie S. Flaherty
Title:	SVP, General Counsel & Secretary

Date:	February 28, 2011